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                                                        Exhibit 11(b)



              CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 27 to the Registration Statement (Form N-1A No. 2-92665) of Excelsior Funds, Inc. of our report dated May 9,
1997 on the financial statements and financial highlights of the Long-Term Supply of Energy Fund (one of the portfolios constituting the Excelsior Funds, Inc.) included in the 1997 Annual Report to Shareholders.


                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

Boston, Massachusetts
July 14, 1997